Exhibit 10.1

VENZA GOLD CORP.

CONSULTING AGREEMENT

 THIS AGREEMENT is made effective as of the 1st day of October, 2011.

BETWEEN:

Denis Zyrianov, an individual with an address of
703-1552 Esquimalt Ave., West Vancouver, BC
V7V1R3
(the "Consultant")

OF THE FIRST PART AND:

Venza Gold Corp.  a company incorporated under
the laws of British Columbia, having its office at
610 -1100 Melville Street, Vancouver, BC
V6E 4A6
(the "Company")

OF THE SECOND PART

WHEREAS:

A.           The Company wishes to contract for the services of the Consultant; and

B.           The Consultant has agreed to accept such contract for services upon the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.               ENGAGEMENT

1.1           The Company hereby contracts for the services of the Consultant and the Consultant hereby agrees with the Company to perform services for the Company in accordance with the terms and conditions of this Agreement.

1.2           The Consultant will provide the Company with the services of Chief Financial Officer of the Company (the "Consulting Services").

1.3           The Consultant warrants and represents to the Company as follows and acknowledges that the Company is relying upon these warranties and representations in entering into this Agreement:

(a)            the Consultant has the necessary expertise to effectively provide the Consulting Services;

(b)            the Consultant will spend a required amount of time and attention on the affairs and business of the Company; and

VENZA GOLD CORP.

(c)            the Consultant has a relationship with the Company that enables the Consultant to be knowledgeable about the business and affairs of the Company.

1.4           The Consultant shall at all times be an independent contractor and shall not at any time be or be deemed to be an employee of the Company. The Consultant acknowledges that he is not an employee of the Company and that the execution of this Agreement shall not give rise to any employment with the Company.

2                CONSULTANT SERVICES

2.1           During the term of this Agreement, the Consultant shall provide the time needed to complete the Consulting Services. In consideration of the Consulting Services, the Company will pay the Consultant a consulting fee of $1,000 per month (the "Consultant Fee").

2.2           The Consulting Fee shall be payable by the Company to the Consultant on the last business day of each month during the term of this Agreement.

3                CONFIDENTIALITY

3.1           The Consultant acknowledges and agrees that all information connected with the Company's business, including without limitation, all information, data, inventions, discoveries, improvements, modifications, developments, technical manuals, or process-flow manuals, data, customer information and pricing information is confidential, and the Consultant covenants and agrees with the Company to use his best efforts to ensure that such information does not become public knowledge and undertakes not to disclose such information or any part thereof to any other person except as may be necessary to carry out his obligations under this Agreement.

3.2            The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 3.1 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

4                TERM

4.1           The initial term of this Agreement shall be one (1) year, commencing on the date of first written above, subject to earlier termination as hereinafter provided.

4.2           This Agreement shall be renewed for further terms of such duration and upon such terms and conditions as the Consultant and the Company may mutually agree upon in writing.

5                STOCK OPTIONS

5.1 The Consultant may be granted, subject to the approval of the Company's directors, stock options to purchase shares of the Company's common shares in such amounts and at such times as the Company's directors, in their absolute discretion, may from time to time determine.

6                TERMINATION

6.1           The Company may terminate this Agreement:

  (i) at any time with ninety (90) days notice; and

  (ii) for just cause.

6.2           The Consultant may terminate this Agreement for just cause at any time without notice to the Company, or without just cause by providing thirty (30) days' notice in writing to the Company.

VENZA GOLD CORP.

6.3 The consultant will have 180 days from the date of termination to exercise all stock options granted to the consultant

7                OTHER PROVISIONS

7.1           Time is of the essence of this Agreement.

7.2           Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by facsimile, or by prepaid registered post addressed to the parties at the above- mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by facsimile, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

7.3           This Agreement supersedes any previous agreement, arrangement or understanding, whether written or oral between the parties hereto.

7.4           This Agreement constitutes the entire agreement between the parties and may only be amended in writing.

7.5           This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

7.6           This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.

/s/ Denis Zyrianov
Denis Zyrianov

VENZA GOLD CORP.
by its authorized signatory:

/s/ Ralph Biggar
Ralph Biggar, Director